EXHIBIT 6

                       Consent of Independent Accountants




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                        CONSENT OF INDEPENDENT ACOUNTANTS



We hereby consent to the use in this Post-Effective Amendment No. 5 to the registration statement on Form S-6 ("Registration Statement") of our report dated February 15, 2000, relating to the financial statements of Phoenix Life and Annuity Company, which appears in such Registration Statement.




  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP
  Hartford, Connecticut

  April 21, 2000